UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Other Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At ProLogis’ Annual Meeting of Shareholders held on May 14, 2010, the ProLogis shareholders approved amendments to the certain of ProLogis’ equity incentive plans as follows:
1)	amendment to the ProLogis 2006 Long-Term Incentive Plan to increase the authorized number of common shares that may be issued under the plan by 14,500,000 and to increase the maximum number of common shares that may be granted to any one participant during any calendar year as full value awards that constitute performance-based compensation from 200,000 to 500,000 and

2)	amendments to the ProLogis 2006 Long-Term Incentive Plan and the ProLogis 1997 Long-Term Incentive Plan to allow for a one-time share option exchange program for employees, other than named executive officers and trustees.
     Details of these amendments, including a description of the material terms of the share option exchange program under which certain outstanding share options could be exchanged for a lesser number of restricted share units, were included in the ProLogis Definitive Proxy Statement on Schedule 14A (File No. 001-12846) as filed with the Securities and Exchange Commission on March 30, 2010.
     The amendments to the ProLogis 2006 Long-Term Incentive Plan and the ProLogis 1997 Long-Term Incentive Plan are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
     The Board of Trustees on May 14, 2010 approved the ProLogis Deferred Fee Plan for Trustees, as Amended and Restated as of May 14, 2010 (the “Trustees Plan”). The amendments to the Trustees Plan clarifies that the source of the common shares for payments of benefits under the Trustees Plan is the ProLogis 2006 Long-Term Incentive Plan (or any successor thereto) and confirm that any shares previously issued in payment of benefits pursuant to the Trustees Plan were treated as a benefit under the ProLogis 2006 Long-Term Incentive Plan (or any predecessor thereto).
     The amended and restated Trustees Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 14, 2010, ProLogis held its annual meeting of shareholders. A brief description of each matter voted upon at the annual meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter follows. Of the total 476,504,927 common shares outstanding as of the record date of March 16, 2010 that were entitled to vote, 401,330,187 common shares were represented at the meeting, either in person or by proxy.
Proposal 1: Election of Trustees
Each of the ten trustees proposed by the board of trustees for election or re-election was elected to serve until ProLogis’ 2011 annual meeting of shareholders, and until their successors are elected and qualified. The tabulation of votes on this proposal was as follows:

Trustee Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen L. Feinberg	369,736,364	11,583,418	20,010,405
George L. Fotiades	379,564,505	1,755,277	20,010,405
Christine N. Garvey	380,019,014	1,300,768	20,010,405
Lawrence V. Jackson	377,535,084	3,784,698	20,010,405
Donald P. Jacobs	369,336,038	11,983,744	20,010,405
Irving F. Lyons III	379,873,521	1,446,261	20,010,405
Walter C. Rakowich	378,701,397	2,618,385	20,010,405
D. Michael Steuert	379,876,888	1,442,894	20,010,405
J. Andre Teixeira	378,335,062	2,984,720	20,010,405
Andrea M. Zulberti	379,659,292	1,660,490	20,010,405
Proposal 2: Approve and Adopt an Amendment to the ProLogis 2006 Long-Term Incentive Plan—Increase authorized shares and certain individual grant limits
Shareholders approved an amendment to the ProLogis 2006 Long-Term Incentive Plan to increase the authorized number of common shares that may be issued under the plan by 14,500,000 and to increase the maximum number of common shares that may be granted to any one participant during any calendar year as full value awards that constitute performance-based compensation from 200,000 to 500,000. The tabulation of votes on this proposal was as follows:

Votes For:	335,042,836
Votes Against:	45,592,367
Abstentions:	684,579
Broker Non-Votes:	20,010,405

Proposal 3: Approve and Adopt Amendments to Certain ProLogis Equity Incentive Plans—Allow for a one-time share option exchange program for employees, other than named executive officers and trustees
Shareholders approved amendments to the ProLogis 2006 Long-Term Incentive Plan and the ProLogis 1997 Long-Term Incentive Plan to allow for a one-time share option exchange program for employees, other than named executive offices and trustees. The tabulation of votes on this proposal was as follows:

Votes For:	294,711,665
Votes Against:	86,506,255
Abstentions:	101,862
Broker Non-Votes:	20,010,405
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm
Shareholders ratified the audit committee’s appointment of KPMG LLP as ProLogis’ independent registered public accounting firm for the year 2010. The tabulation of votes on this proposal was as follows:

Votes For:	399,966,035
Votes Against:	1,223,230
Abstentions:	140,922
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits . The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
10.1	Second Amendment of ProLogis 2006 Long-Term Incentive Plan

10.2	First Amendment of ProLogis 1997 Long-Term Incentive Plan

10.3	ProLogis Deferred Fee Plan for Trustees (As Amended and Restated Effective as of May 14, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: May 19, 2010	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment of ProLogis 2006 Long-Term Incentive Plan

10.2	First Amendment of ProLogis 1997 Long-Term Incentive Plan

10.3	ProLogis Deferred Fee Plan for Trustees (As Amended and Restated Effective as of May 14, 2010)